Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated November 1, 2011
Pricing Supplement to the Prospectus,
the Prospectus Supplement and the Product Supplement, each dated June 22, 2011

US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to seventeen separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the seventeen offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.

•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.

•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0499	Alcoa Inc.	AA		13.00%	75%		3	06366QD46	100%	●% US$●	●% US$●
0500	Citigroup Inc.	C		11.00%	65%		3	06366QD53	100%	●% US$●	●% US$●
0501	Cliffs Natural Resources Inc.	CLF		17.50%	70%		3	06366QD61	100%	●% US$●	●% US$●
0502	Salesforce.com, Inc.	CRM		11.50%	70%		3	06366QD79	100%	●% US$●	●% US$●
0503	Delta Air Lines, Inc.	DAL		12.00%	70%		3	06366QD87	100%	●% US$●	●% US$●
0504	Freeport-McMoRan Copper & Gold Inc.	FCX		13.00%	70%		3	06366QD95	100%	●% US$●	●% US$●
0505	JPMorgan Chase & Co.	JPM		10.50%	75%		3	06366QE29	100%	●% US$●	●% US$●
0506	lululemon athletica inc.	LULU		14.00%	65%		3	06366QE37	100%	●% US$●	●% US$●
* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.
Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about November 16, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0507	Sears Holdings Corporation	SHLD		20.50%	65%		3	06366QE45	100%	●% US$●	●% US$●
0508	United States Steel Corporation	X		16.50%	65%		3	06366QE52	100%	●% US$●	●% US$●
0509	Halliburton Company	HAL		14.00%	70%		3	06366QE60	100%	●% US$●	●% US$●
0510	Harley-Davidson, Inc.	HOG		11.00%	80%		3	06366QE78	100%	●% US$●	●% US$●
0511	Tiffany & Co.	TIF		11.00%	75%		3	06366QE86	100%	●% US$●	●% US$●
0512	eBay Inc.	EBAY		10.50%	80%		3	06366QE94	100%	●% US$●	●% US$●
0513	Dell Inc.	DELL		10.00%	80%		3	06366QF28	100%	●% US$●	●% US$●
0514	Prudential Financial, Inc.	PRU		15.00%	75%		3	06366QF36	100%	●% US$●	●% US$●
0515	Whirlpool Corporation	WHR		13.00%	80%		3	06366QF44	100%	●% US$●	●% US$●

Key Terms of the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about November 11, 2011

Settlement Date:	On or about November 16, 2011

Valuation Date:	On or about February 13, 2012

Maturity Date:	On or about February 16, 2012

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 16th day of each month beginning on December 16, 2011, to and including the maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, Valuation Date and maturity date for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to seventeen separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

Alcoa Inc.

Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling. The company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products. Its common stock is traded on the New York Stock Exchange under the symbol “AA.”

Historical Information of the Common Stock of Alcoa Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	39.12	28.79
	Second Quarter	44.59	33.93
	Third Quarter	34.94	21.38
	Fourth Quarter	21.27	6.85

2009	First Quarter	12.12	5.22
	Second Quarter	12.22	7.60
	Third Quarter	14.47	9.23
	Fourth Quarter	16.34	11.93

2010	First Quarter	17.45	12.73
	Second Quarter	15.03	10.06
	Third Quarter	12.21	10.00
	Fourth Quarter	15.39	11.92

2011	First Quarter	17.65	15.64
	Second Quarter	18.13	14.73
	Third Quarter	16.49	9.57
	Fourth Quarter (through October 27, 2011)	11.34	8.90

Citigroup Inc.

Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its common stock is traded on the New York Stock Exchange under the symbol “C.”

Historical Information of the Common Stock of Citigroup Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	296.90	186.20
	Second Quarter	268.10	167.60
	Third Quarter	211.20	140.30
	Fourth Quarter	230.00	37.70

2009	First Quarter	74.60	10.20
	Second Quarter	40.20	26.80
	Third Quarter	52.30	25.90
	Fourth Quarter	50.00	32.00

2010	First Quarter	43.10	31.50
	Second Quarter	49.70	36.30
	Third Quarter	43.00	36.60
	Fourth Quarter	48.10	39.50

2011	First Quarter	51.30	43.90
	Second Quarter	46.00	36.81
	Third Quarter	42.88	23.96
	Fourth Quarter (through October 27, 2011)	34.17	23.11

Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is a diversified mining and natural resources company. The company mines for iron ore and coal in locations across North America, South America, and Australia. Its common stock is traded on the New York Stock Exchange under the symbol “CLF.”

Historical Information of the Common Stock of Cliffs Natural Resources Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	63.47	42.65
	Second Quarter	119.19	63.73
	Third Quarter	116.00	48.13
	Fourth Quarter	47.78	14.11

2009	First Quarter	31.72	12.01
	Second Quarter	31.02	18.51
	Third Quarter	34.45	20.43
	Fourth Quarter	47.41	30.18

2010	First Quarter	72.85	39.95
	Second Quarter	75.43	47.16
	Third Quarter	67.55	44.49
	Fourth Quarter	79.98	62.70

2011	First Quarter	100.46	81.33
	Second Quarter	101.04	81.51
	Third Quarter	101.43	51.17
	Fourth Quarter (through October 27, 2011)	69.49	48.30

Salesforce.com, Inc.

Salesforce.com, Inc. provides software on demand. The company supplies a customer relationship management service to businesses worldwide providing a technology platform for customers and developers to build and run business applications. Clients use the company to manage their customer, sales and operational data. Its common stock is traded on the New York Stock Exchange under the symbol “CRM.”

Historical Information of the Common Stock of Salesforce.com, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	61.66	47.88
	Second Quarter	74.43	59.35
	Third Quarter	70.74	44.76
	Fourth Quarter	46.41	21.96

2009	First Quarter	37.03	25.77
	Second Quarter	44.90	32.69
	Third Quarter	58.54	35.57
	Fourth Quarter	74.64	54.51

2010	First Quarter	77.51	62.08
	Second Quarter	97.10	75.54
	Third Quarter	123.14	87.07
	Fourth Quarter	150.58	99.91

2011	First Quarter	146.47	120.01
	Second Quarter	153.56	128.96
	Third Quarter	159.32	110.86
	Fourth Quarter (through October 27, 2011)	133.36	111.91

Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock is traded on the New York Stock Exchange under the symbol “DAL.”

Historical Information of the Common Stock of Delta Air Lines, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	18.53	8.35
	Second Quarter	10.48	5.00
	Third Quarter	9.94	4.64
	Fourth Quarter	11.52	5.64

2009	First Quarter	12.38	3.93
	Second Quarter	8.11	5.40
	Third Quarter	9.65	5.68
	Fourth Quarter	11.81	6.95

2010	First Quarter	14.65	11.22
	Second Quarter	14.93	11.31
	Third Quarter	12.61	9.97
	Fourth Quarter	14.33	11.24

2011	First Quarter	13.00	9.79
	Second Quarter	11.51	9.00
	Third Quarter	9.41	6.62
	Fourth Quarter (through October 27, 2011)	8.90	6.65

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock is traded on the New York Stock Exchange under the symbol “FCX.”

Historical Information of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	53.29	38.58
	Second Quarter	62.93	48.82
	Third Quarter	57.78	26.61
	Fourth Quarter	26.48	8.40

2009	First Quarter	21.53	11.07
	Second Quarter	30.21	19.14
	Third Quarter	36.58	22.50
	Fourth Quarter	43.66	32.70

2010	First Quarter	44.05	33.35
	Second Quarter	43.67	29.33
	Third Quarter	43.52	29.09
	Fourth Quarter	60.05	43.62

2011	First Quarter	60.92	47.79
	Second Quarter	57.44	46.83
	Third Quarter	56.30	30.45
	Fourth Quarter (through October 27, 2011)	42.75	29.87

JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock is traded on the New York Stock Exchange under the symbol “JPM.”

Historical Information of the Common Stock of JPMorgan Chase & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	48.25	36.48
	Second Quarter	49.25	34.31
	Third Quarter	48.24	31.02
	Fourth Quarter	49.85	22.72

2009	First Quarter	31.35	15.90
	Second Quarter	38.94	27.25
	Third Quarter	46.47	32.27
	Fourth Quarter	47.16	40.27

2010	First Quarter	45.02	37.70
	Second Quarter	47.81	36.61
	Third Quarter	41.64	35.63
	Fourth Quarter	42.67	36.96

2011	First Quarter	48.00	43.40
	Second Quarter	47.64	39.49
	Third Quarter	42.29	29.27
	Fourth Quarter (through October 27, 2011)	37.02	28.65

lululemon athletica inc.

lululemon athletica inc. designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	22.41	10.86
	Second Quarter	18.32	13.50
	Third Quarter	14.43	9.00
	Fourth Quarter	11.87	3.54

2009	First Quarter	4.33	2.25
	Second Quarter	7.61	4.56
	Third Quarter	12.25	5.80
	Fourth Quarter	15.42	10.68

2010	First Quarter	20.95	13.14
	Second Quarter	22.79	17.91
	Third Quarter	22.92	15.95
	Fourth Quarter	36.76	21.55

2011	First Quarter	44.92	33.48
	Second Quarter	56.55	41.55
	Third Quarter	63.76	45.45
	Fourth Quarter (through October 27, 2011)	57.58	44.80

Sears Holdings Corporation

Sears Holdings Corporation is a broadline retailer with full-line and specialty retail stores in the United States and Canada. The company retails home appliances, as well as tools, lawn and garden products, home electronics, and other products. The company also provides automotive repair and maintenance. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SHLD.”

Historical Information of the Common Stock of Sears Holdings Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	111.59	86.02
	Second Quarter	109.47	73.64
	Third Quarter	103.00	70.45
	Fourth Quarter	89.04	28.50

2009	First Quarter	49.98	34.85
	Second Quarter	70.15	48.05
	Third Quarter	78.37	57.35
	Fourth Quarter	85.44	62.59

2010	First Quarter	109.74	83.42
	Second Quarter	123.90	64.65
	Third Quarter	75.13	60.14
	Fourth Quarter	76.32	63.70

2011	First Quarter	93.03	70.18
	Second Quarter	87.26	66.45
	Third Quarter	76.10	52.04
	Fourth Quarter (through October 27, 2011)	82.43	57.25

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.64
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter	46.91	21.99
	Fourth Quarter (through October 27, 2011)	24.97	20.19

Halliburton Company

Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Its common stock is traded on the New York Stock Exchange under the symbol “HAL.”

Historical Information of the Common Stock of Halliburton Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	39.33	31.75
	Second Quarter	53.07	39.42
	Third Quarter	53.91	30.29
	Fourth Quarter	30.32	13.46

2009	First Quarter	21.16	14.78
	Second Quarter	24.33	15.55
	Third Quarter	28.32	18.72
	Fourth Quarter	31.75	25.74

2010	First Quarter	34.60	28.10
	Second Quarter	34.96	21.15
	Third Quarter	33.40	24.98
	Fourth Quarter	41.15	31.40

2011	First Quarter	49.84	38.17
	Second Quarter	51.00	45.33
	Third Quarter	57.27	30.52
	Fourth Quarter (through October 27, 2011)	38.95	28.68

Harley-Davidson, Inc.

Harley-Davidson, Inc. designs, manufactures, and sells motorcycles. The company's products include heavyweight touring, custom, and performance motorcycles, as well as a line of motorcycle parts, accessories, and general merchandise. The company also provides motorcycle floor planning and parts and accessories financing to its North American and European dealers. Its common stock is traded on the New York Stock Exchange under the symbol “HOG.”

Historical Information of the Common Stock of Harley-Davidson, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	45.61	34.68
	Second Quarter	41.57	35.43
	Third Quarter	42.80	33.07
	Fourth Quarter	36.73	11.90

2009	First Quarter	19.80	8.20
	Second Quarter	22.16	13.79
	Third Quarter	25.25	15.04
	Fourth Quarter	29.58	21.01

2010	First Quarter	28.77	22.23
	Second Quarter	35.49	22.23
	Third Quarter	28.88	21.51
	Fourth Quarter	35.18	28.57

2011	First Quarter	43.11	34.86
	Second Quarter	42.15	34.82
	Third Quarter	45.91	32.10
	Fourth Quarter (through October 27, 2011)	39.93	33.48

Tiffany & Co.

Tiffany & Co. operates jewelry and specialty retail stores and designs and manufactures its products through subsidiary companies. The company retails its products through stores and boutiques in the United States, Mexico, Canada, and Brazil, and wholesales outside the United States. Its common stock is traded on the New York Stock Exchange under the symbol “TIF.”

Historical Information of the Common Stock of Tiffany & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	44.39	34.04
	Second Quarter	49.03	40.75
	Third Quarter	45.57	34.73
	Fourth Quarter	35.34	17.71

2009	First Quarter	25.89	16.94
	Second Quarter	31.01	21.45
	Third Quarter	38.82	23.91
	Fourth Quarter	43.95	37.71

2010	First Quarter	47.99	39.70
	Second Quarter	51.94	37.91
	Third Quarter	47.11	36.29
	Fourth Quarter	65.44	46.45

2011	First Quarter	64.72	56.27
	Second Quarter	78.52	61.43
	Third Quarter	83.82	57.36
	Fourth Quarter (through October 27, 2011)	79.49	58.79

eBay Inc.

eBay Inc. operates an online trading community. The company's service is used by buyers and sellers for the exchange of products and services such as coins, collectibles, computers, memorabilia, stamps and toys, as well as concert and sporting tickets. The companyalso offers, through a subsidiary, secure online payment services. Its common stock is traded on the Nasdaq Global Select Market under the symbol “EBAY.”

Historical Information of the Common Stock of eBay Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	32.81	25.72
	Second Quarter	32.97	27.33
	Third Quarter	28.65	19.95
	Fourth Quarter	20.85	11.17

2009	First Quarter	15.18	10.27
	Second Quarter	18.24	13.13
	Third Quarter	24.45	15.91
	Fourth Quarter	25.44	22.27

2010	First Quarter	27.57	21.77
	Second Quarter	27.37	19.61
	Third Quarter	24.99	19.26
	Fourth Quarter	31.19	24.08

2011	First Quarter	34.69	27.72
	Second Quarter	34.40	28.35
	Third Quarter	34.41	26.95
	Fourth Quarter (through October 27, 2011)	33.87	28.11

Dell Inc.

Dell Inc. offers a wide range of computers and related products. The company sells personal computers, servers and networking products, storage systems, mobility products, software and peripherals, and services.The company serves consumers and businesses in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region. Its common stock is traded on the Nasdaq Global Select Market under the symbol “DELL.”

Historical Information of the Common Stock of Dell Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	24.39	19.07
	Second Quarter	24.45	18.24
	Third Quarter	25.63	15.41
	Fourth Quarter	16.15	9.30

2009	First Quarter	11.27	7.99
	Second Quarter	13.86	9.50
	Third Quarter	16.92	11.97
	Fourth Quarter	16.07	12.81

2010	First Quarter	15.22	12.90
	Second Quarter	17.50	12.06
	Third Quarter	13.74	11.59
	Fourth Quarter	14.71	12.90

2011	First Quarter	15.83	13.15
	Second Quarter	16.75	14.25
	Third Quarter	17.52	13.65
	Fourth Quarter (through October 27, 2011)	16.62	13.91

Prudential Financial, Inc.

Prudential Financial, Inc. provides financial services throughout the United States and several locations worldwide. The company offers a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, real estate brokerage, and relocation services.
 Its common stock is traded on the New York Stock Exchange under the symbol “PRU.”

Historical Information of the Common Stock of Prudential Financial, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	91.36	67.36
	Second Quarter	82.21	59.74
	Third Quarter	86.25	56.07
	Fourth Quarter	64.80	13.73

2009	First Quarter	35.11	11.29
	Second Quarter	46.00	20.50
	Third Quarter	54.63	33.28
	Fourth Quarter	52.82	44.64

2010	First Quarter	60.50	47.02
	Second Quarter	65.82	53.66
	Third Quarter	59.54	49.65
	Fourth Quarter	59.95	50.68

2011	First Quarter	67.32	58.32
	Second Quarter	64.62	57.77
	Third Quarter	65.26	43.93
	Fourth Quarter (through October 27, 2011)	57.32	43.91

Whirlpool Corporation

Whirlpool Corporation manufactures and markets major home appliances. The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company's products are sold worldwide Its common stock is traded on the New York Stock Exchange under the symbol “WHR.”

Historical Information of the Common Stock of Whirlpool Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through October 27, 2011.

		High ($)	Low ($)

2008	First Quarter	93.90	69.80
	Second Quarter	91.56	61.73
	Third Quarter	90.49	60.83
	Fourth Quarter	82.44	30.92

2009	First Quarter	48.79	19.39
	Second Quarter	49.83	30.82
	Third Quarter	73.02	41.74
	Fourth Quarter	83.65	66.52

2010	First Quarter	90.08	75.18
	Second Quarter	112.42	87.77
	Third Quarter	95.68	71.62
	Fourth Quarter	90.33	73.00

2011	First Quarter	91.28	79.57
	Second Quarter	88.65	72.98
	Third Quarter	82.78	48.01
	Fourth Quarter (through October 27, 2011)	60.47	48.49

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in the Notes

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in the notes, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the Initial Stock Price, a range of hypothetical Final Stock Prices and the effect on the payment at maturity if (i) the closing market price of the Reference Stock does not fall below the Trigger Price at any time during the Monitoring Period or (ii) the closing market price of the Reference Stock declines below the Trigger Price at any time during the Monitoring Period.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment At Maturity
		(i) if the closing market price of the Reference Stock does not fall below the Trigger Price on any day during the Monitoring Period	(ii) if the closing market price of the Reference Stock falls below the Trigger Price on any day during the Monitoring Period	Total Value of payment Received at Maturity*
$150.00	150%	$1,000.00	$1,000.00	$1,000.00
$125.00	125%	$1,000.00	$1,000.00	$1,000.00
$100.00	100%	$1,000.00	$1,000.00	$1,000.00
$90.00	90%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$80.00	80%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$800.00
$75.00	75%	$1,000.00	10 shares of the Reference Stock or the Cash Delivery Amount	$750.00
$70.00	70%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$700.00
$50.00	50%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	N/A	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

* Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.  Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the interest payments on the notes.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0499	Alcoa Inc.	13.00%	[ ]%	[ ]%
0500	Citigroup Inc.	11.00%	[ ]%	[ ]%
0501	Cliffs Natural Resources Inc.	17.50%	[ ]%	[ ]%
0502	Salesforce.com, Inc.	11.50%	[ ]%	[ ]%
0503	Delta Air Lines, Inc.	12.00%	[ ]%	[ ]%
0504	Freeport-McMoRan Copper & Gold Inc.	13.00%	[ ]%	[ ]%
0505	JPMorgan Chase & Co.	10.50%	[ ]%	[ ]%
0506	lululemon athletica inc.	14.00%	[ ]%	[ ]%
0507	Sears Holdings Corporation	20.50%	[ ]%	[ ]%
0508	United States Steel Corporation	16.50%	[ ]%	[ ]%
0509	Halliburton Company	14.00%	[ ]%	[ ]%
0510	Harley-Davidson, Inc.	11.00%	[ ]%	[ ]%
0511	Tiffany & Co.	11.00%	[ ]%	[ ]%
0512	eBay Inc.	10.50%	[ ]%	[ ]%
0513	Dell Inc.	10.00%	[ ]%	[ ]%
0514	Prudential Financial, Inc.	15.00%	[ ]%	[ ]%
0515	Whirlpool Corporation	13.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.